Exhibit 4.4

SYNCHRONY CARD ISSUANCE TRUST
as Issuer

CLASS B(20[ ]-[ ]) TERMS DOCUMENT
dated as of [            ]

to

SYNCHRONYSERIES INDENTURE SUPPLEMENT
dated as of [            ], 2018

to

INDENTURE
dated as of November 30, 2017

THE BANK OF NEW YORK MELLON
as Indenture Trustee

Table of Contents

Page

ARTICLE I	Definitions and Other Provisions of General Application	1

Section 1.01	Definitions and Interpretive Matters	1

Section 1.02	Governing Law	4

Section 1.03	Counterparts	4

Section 1.04	Ratification of Indenture and Indenture Supplement	4

ARTICLE II	The Class B(20[ ]-[ ]) Notes	4

Section 2.01	Creation and Designation	4

Section 2.02	Form of Delivery of Class B(20[ ]-[ ]) Notes; Depository; Denominations	4

Section 2.03	Delivery and Payment for the Class B(20[ ]-[ ]) Notes	5

Section 2.04	Specification of SynchronySeries Subordinated Transferor Amount	5

Section 2.05	Determination of LIBOR	5

Section 2.06	Maximum Delinquency Percentage	6

ARTICLE III	Allocations, Deposits and Payments	6

Section 3.01	Targeted Deposits into the Class B(20[ ]-[ ]) Interest Funding Sub-Account[; Application of SynchronySeries Available Finance Charge Collections and Foreign Currency Payments from Derivative Counterparties for Interest]	6

Section 3.02	Targeted Deposits of SynchronySeries Available Principal Collections to the Class B(20[ ]-[ ]) Note Retirement Sub-Account and the Class B(20[ ]-[ ]) Principal Funding Sub-Account[; Application of Foreign Currency Payments from Derivative Counterparties for Principal]	7

Section 3.03	Withdrawals from Class B(20[ ]-[ ]) Interest Funding Sub-Account	7

Section 3.04	Withdrawals from Class B(20[ ]-[ ]) Principal Funding Sub-Account	7

Section 3.05	Payments of Interest and Principal	8

ARTICLE IV	Miscellaneous provisions	8

Section 4.01	Limitation of Liability	8

THIS CLASS B(20[ ]-[ ]) TERMS DOCUMENT (this “Terms Document”), among the Synchrony CARD ISSUANCE TRUST, a statutory trust created under the laws of the State of Delaware (the “Issuer”), having its principal office at c/o Citibank, N.A., 388 Greenwich Street, New York, New York 10013, and THE BANK OF NEW YORK MELLON, a New York state-chartered bank, as indenture trustee (the “Indenture Trustee”), is made and entered into as of [            ].

Pursuant to this Terms Document, the Issuer and the Indenture Trustee shall create a new Tranche of SynchronySeries Class B Notes and shall specify the principal terms thereof.

ARTICLE I
Definitions and Other Provisions of General Application

Section 1.01 Definitions and Interpretive Matters. For all purposes of this Terms Document, except as otherwise expressly provided or unless the context otherwise requires:

(a)       All terms used herein and not otherwise defined herein shall have meanings ascribed to them in the Indenture or the Indenture Supplement. This Terms Document shall be interpreted in accordance with the conventions set forth in Sections 1.01(a) through (g) of the Indenture.

(b)       All terms defined in this Terms Document shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(c)       In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture or the Indenture Supplement, the terms and provisions of this Terms Document shall be controlling.

(d)       Each capitalized term defined herein shall relate only to the Class B(20[ ]-[ ]) Notes and no other Tranche of SynchronySeries Notes issued by the Issuer.

(e)       Whenever used in this Terms Document, the following words and phrases shall have the following meanings, and the definitions of such terms and phrases are applicable to the singular as well as the plural forms of such terms and to the masculine as well as the neuter genders of such terms:

[“Accumulation Commencement Date” means [____], 20[_]; provided, however, that if the Accumulation Period Length for the Class B(20[ ]-[ ]) Notes is more or less than the Initial Accumulation Period Length for the Class B(20[ ]-[ ]) Notes, the Accumulation Commencement Date for the Class B(20[ ]-[ ]) Notes will be the date determined pursuant to the definition of “Accumulation Commencement Date” in the Indenture Supplement.]

“Class B(20[ ]-[ ]) Note” means any Note, substantially in the form set forth in Exhibit A-2 to the Indenture Supplement, designated therein as a Class B(20[ ]-[ ]) Note and duly executed and authenticated in accordance with the Indenture.

“Class B(20[ ]-[ ]) Noteholder” means a Person in whose name a Class B(20[ ]-[ ]) Note is registered in the Note Register.

“Class B(20[ ]-[ ]) Termination Date” means the earliest to occur of (a) the Principal Payment Date on which the Outstanding Dollar Principal Amount of the Class B(20[ ]-[ ]) Notes is paid in full, (b) the Legal Maturity Date and (c) the date on which the Indenture is discharged and satisfied pursuant to Article V thereof.

“Controlled Accumulation Amount” means $[            ]; provided, however, if the Accumulation Period Length is determined to be more or less than twelve months pursuant to Section 3.11(b)(ii) of the Indenture Supplement, the Controlled Accumulation Amount for any Transfer Date with respect to the Class B(20[ ]-[ ]) Notes will be the amount specified in the definition of “Controlled Accumulation Amount” in the Indenture Supplement; provided, further, that the Controlled Accumulation Amount for any Monthly Period shall not exceed the Outstanding Dollar Principal Amount for the Class B(20[ ]-[ ]) Notes minus the amount on deposit in the Class B(20[ ]-[ ]) Principal Funding Sub-Account.

[“Derivative Counterparty” means [            ].]

[“Designated Maturity” means, for any LIBOR Determination Date, one month.]

“Indenture” means the Amended and Restated Master Indenture, dated as of May 1, 2018, as amended, between the Issuer and the Indenture Trustee.

“Indenture Supplement” means the SynchronySeries Indenture Supplement, dated as of [            ], 2018, between the Issuer and the Indenture Trustee.

“Initial Dollar Principal Amount” means $[            ].

“Interest Payment Date” means [            ] and the 15th day of each [month] [April, July, October and January] thereafter, or if such 15th day is not a Business Day, the next succeeding Business Day [; provided, however, that if an Early Amortization Event or an Event of Default and acceleration of the Class B(20[ ]-[ ]) Notes shall have occurred, the “Interest Payment Date” shall mean the 15th day of each month thereafter, or if such 15th day is not a Business Day, the next succeeding Business Day, beginning in the month immediately following the Monthly Period during which such Early Amortization Event or acceleration occurs].

“Interest Period” means, with respect to any Interest Payment Date, the period from and including the previous Interest Payment Date (or in the case of the initial Interest Payment Date, from and including the Issuance Date) to but excluding such Interest Payment Date.

“Issuance Date” means [            ].

“Legal Maturity Date” means [            ].

[“LIBOR” means, for any Interest Period, the London interbank offered rate for the period of the Designated Maturity for United States dollar deposits determined by the Indenture Trustee for each Interest Period in accordance with the provisions of Section 2.05; provided that if LIBOR for such Interest Period is less than 0.00%, then LIBOR for such Interest Period shall be deemed to be 0.00%.]

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[“LIBOR Determination Date” means, with respect to any Interest Period, the second London Business Day prior to such Interest Period.]

[“London Business Day” means any day on which dealings in deposits in United States dollars are transacted in the London interbank market.]

[“Monthly Interest Accrual Date” means, for a Monthly Period in which no Interest Payment Date occurs, [            ].]

“Note Interest Rate” means a rate per annum equal to [            ]% [in excess of LIBOR, as determined by the Indenture Trustee on the related LIBOR Determination Date with respect to each Interest Period].

“Paying Agent” means [Indenture Trustee].

[“Portfolio Yield” has the meaning specified in the Indenture Supplement plus [            ].]

“Predecessor Note” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 3.06 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

[“Principal Funding Sub-Account Earnings Target” means, with respect to the Class B(20[ ]-[ ]) Notes and any Monthly Period, the Dollar amount of interest that would have accrued on funds in the Class B(20[ ]-[ ]) Principal Funding Sub-Account for the applicable Principal Funding Sub-Account Earnings Accrual Period if it had borne interest at a rate per annum equal to [            ]% [in excess of LIBOR, as determined by the Indenture Trustee on the related LIBOR Determination Date with respect to each Interest Period].]

[“Rating Agency Condition” means [            ].]

“Record Date” means, for any Transfer Date for a Monthly Period in which an Interest Payment Date occurs, the last Business Day of the preceding Monthly Period.

[“Reference Banks” means four major banks in the London interbank market selected by the Servicer.]

[“Required Finance Charge Deposit Amount” has the meaning specified in the Indenture Supplement plus [            ].]

[“Required Principal Deposit Amount” has the meaning specified in the Indenture Supplement plus [            ].]

“Scheduled Principal Payment Date” means [            ].

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[“Spot Exchange Rate” means [_].]

“Stated Principal Amount” means $[            ].

[“SynchronySeries Available Finance Charge Collections” has the meaning specified in the Indenture Supplement plus [            ].]

[“SynchronySeries Available Principal Collections” has the meaning specified in the Indenture Supplement plus [            ].]

Section 1.02 Governing Law. THIS TERMS DOCUMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401(1) OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAW PROVISIONS THEREOF).

Section 1.03 Counterparts. This Terms Document may be executed in any number of counterparts, each of which so executed will be deemed to be an original, but all such counterparts will together constitute but one and the same instrument.

Section 1.04 Ratification of Indenture and Indenture Supplement. As supplemented by this Terms Document, each of the Indenture and the Indenture Supplement is in all respects ratified and confirmed and the Indenture as so supplemented by the Indenture Supplement as so supplemented by this Terms Document shall be read, taken and construed as one and the same instrument.

[END OF ARTICLE I]

ARTICLE II
The Class B(20[ ]-[ ]) Notes

Section 2.01 Creation and Designation. There is hereby created a Tranche of SynchronySeries Class B Notes to be issued pursuant to the Indenture and the Indenture Supplement to be known as the “SynchronySeries Class B(20[ ]-[ ]) Notes.” [In addition to the conditions precedent specified in Section 3.09 of the Indenture and Section 2.02 of the Indenture Supplement, the Class B(20[ ]-[ ]) Notes may only be issued if the following conditions precedent are satisfied [insert additional conditions precedent, if any].]

Section 2.02 Form of Delivery of Class B(20[ ]-[ ]) Notes; Depository; Denominations.

(a)       The Class B(20[ ]-[ ]) Notes shall be delivered in the form of a Global Note as provided in Sections 2.02 and 3.01(g) of the Indenture.

(b)       The Depository for the Class B(20[ ]-[ ]) Notes shall be The Depository Trust Company, and the Class B(20[ ]-[ ]) Notes shall initially be registered in the name of Cede & Co., its nominee.

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(c)       The Class B(20[ ]-[ ]) Notes will be issued in minimum denominations of $100,000 and integral multiples of $1,000 in excess of $100,000.

Section 2.03 Delivery and Payment for the Class B(20[ ]-[ ]) Notes. The Issuer shall execute and deliver the Class B(20[ ]-[ ]) Notes to the Indenture Trustee for authentication, and the Indenture Trustee shall deliver the Class B(20[ ]-[ ]) Notes when authenticated, each in accordance with Section 3.03 of the Indenture.

Section 2.04 Specification of SynchronySeries Subordinated Transferor Amount. As of the date of this Terms Document, after giving effect to the issuance of the Class B(20[ ]-[ ]) Notes but prior to any adjustments pursuant to the terms of the Indenture Supplement, the SynchronySeries Subordinated Transferor Amount will equal $[            ].

Section 2.05 [Determination of LIBOR.

(a)       On each LIBOR Determination Date in respect of an Interest Period, the Indenture Trustee shall determine LIBOR on the basis of the rate per annum displayed in the Bloomberg Financial Markets system as the composite offered rate for London interbank deposits for a period of the Designated Maturity, as of 11:00 a.m., London time, on that date. If that rate does not appear on that display page, LIBOR for that Interest Period will be the rate per annum for a period of the Designated Maturity shown on page “LIBOR01” of the Reuters Monitor Money Rates Service or such other page as may replace the LIBOR01 page on that service for the purpose of displaying London interbank offered rates of major banks as of 11:00 a.m., London time, on the LIBOR Determination Date; provided that if at least two rates appear on that page, the rate will be the arithmetic mean of the displayed rates and if fewer than two rates are displayed, or if no rate is relevant, the rate for that Interest Period shall be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for the period of the Designated Maturity. The Indenture Trustee shall request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two (2) such quotations are provided, the rate for that Interest Period shall be the arithmetic mean of the quotations. If fewer than two (2) quotations are provided as requested, the rate for that Interest Period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period of the Designated Maturity. If LIBOR with respect to a LIBOR Determination Date cannot be determined pursuant to the foregoing, LIBOR with respect to such LIBOR Determination Date will be LIBOR with respect to the immediately prior LIBOR Determination Date.

(b)       On each LIBOR Determination Date, the Indenture Trustee shall send to the Issuer by facsimile, email or other electronic transmission, notification of LIBOR for the following Interest Period. LIBOR used to calculate the Note Interest Rate for the then current and the immediately preceding Interest Periods may be obtained by telephoning the Indenture Trustee at its corporate trust office at [_____] or such other telephone number as shall be designated by the Indenture Trustee for such purpose.]

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Section 2.06 Maximum Delinquency Percentage. The Maximum Delinquency Percentage for the Class B(20[ ]-[ ]) Notes is [            ]%.

[END OF ARTICLE II]

ARTICLE III
Allocations, Deposits and Payments

Section 3.01 Targeted Deposits into the Class B(20[ ]-[ ]) Interest Funding Sub-Account[; Application of SynchronySeries Available Finance Charge Collections and Foreign Currency Payments from Derivative Counterparties for Interest].

(a)       The amount targeted to be deposited into the Class B(20[ ]-[ ]) Interest Funding Sub-Account pursuant to Sections 3.02(b) and 3.03 of the Indenture Supplement shall be the sum of the following:

(i)       On the Transfer Date related to each Interest Payment Date, the amount of interest targeted to be deposited in the Class B(20[ ]-[ ]) Interest Funding Sub-Account shall be an amount equal to [one-twelfth of] the product of (i) [the Note Interest Rate] [(A) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times, (B) the Note Interest Rate in effect with respect to the related Interest Period], and (ii) [(A)] the Outstanding Dollar Principal Amount of the Class B(20[ ]-[ ]) Notes determined as of the close of business on the Interest Payment Date preceding the related Transfer Date for the Class B(20[ ]-[ ]) Notes [plus (B) any interest due but unpaid on any prior Interest Payment Date]; provided, however, that for the first Interest Payment Date, the amount of interest due with respect to the Class B(20[ ]-[ ]) Notes shall be [$[            ]] [an amount equal to the product of (x) the Outstanding Dollar Principal Amount of the Class B(20[ ]-[ ]) Notes on the Issuance Date, (y) [__] divided by 360 and (z) the Note Interest Rate in effect with respect to the Class B(20[ ]-[ ]) Notes determined on [            ]]. [Interest on the Class B(20[ ]-[ ]) Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.] [Notwithstanding Section 3.03(d) of the Indenture Supplement, the interest targeted to be deposited in the Class B(20[ ]-[ ]) Interest Funding Sub-Account [shall not include interest accrued on any overdue interest][describe alternative calculation of interest on overdue interest.]]

(ii)       [Describe payments targeted to be made to the Derivative Counterparty under a Performing or non-Performing Derivative Agreement for interest, if any.]

(iii)       [Describe any other amounts to be deposited into the Class B(20[ ]-[ ]) Interest Funding Sub-Account, if any.]

(b)       [On each Note Payment Date, after the Indenture Trustee has made all payments and deposits required to be made pursuant to Sections 3.02(a)-(f) of the Indenture Supplement, the Indenture Trustee shall deposit into the Class B(20[ ]-[ ]) Interest Funding Sub-Account an amount equal to [describe additional payments and deposits, if any].]

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(c)       [Describe application of payments received under a Derivative Agreement with interest payable in a Foreign Currency, if any.]

Section 3.02 Targeted Deposits of SynchronySeries Available Principal Collections to the Class B(20[ ]-[ ]) Note Retirement Sub-Account and the Class B(20[ ]-[ ]) Principal Funding Sub-Account[; Application of Foreign Currency Payments from Derivative Counterparties for Principal].

(a)       [Notwithstanding Section 3.11(a) of the Indenture Supplement, with respect to the Monthly Period immediately preceding the Scheduled Principal Payment Date, the deposit targeted for the Class B(20[ ]-[ ]) Notes will equal [describe alternative deposit targeted for the Class B(20[ ]-[ ]) Notes, if any].]

(b)       [[In addition to the amounts specified in Section 3.11 of the Indenture Supplement [(as modified by Section 3.02(a) of this Terms Document)], the deposit targeted to be made to the Class B(20[ ]-[ ]) Principal Funding Sub-Account includes [describe payments targeted to be made to the Derivative Counterparty under a Performing or non-Performing Derivative Agreement for principal, if any.]]

(c)       [Describe application of payments received under a Derivative Agreement with principal payable in a Foreign Currency, if any.]

Section 3.03 Withdrawals from Class B(20[ ]-[ ]) Interest Funding Sub-Account. On each [Interest Payment Date][specify alternative date], [the interest due on the Class B(20[ ]-[ ]) Notes, calculated pursuant to Section 3.01(a)(i) of this Terms Document, will be withdrawn from the Class B(20[ ]-[ ]) Interest Funding Sub-Account and remitted to the Paying Agent for distribution pursuant to Section 3.05 of this Terms Document] [describe amounts to be withdrawn from the Class B(20[ ]-[ ]) Interest Funding Sub-Account and paid to the Derivative Counterparty, if any].

Section 3.04 Withdrawals from Class B(20[ ]-[ ]) Principal Funding Sub-Account.

(a)       On each [Principal Payment Date][specify alternative date], [an amount up to the Nominal Liquidation Amount of the Class B(20[ ]-[ ]) Notes will be withdrawn from the Class B(20[ ]-[ ]) Principal Funding Sub-Account and remitted to the Paying Agent for distribution pursuant to Section 3.05 of this Terms Document] [describe amounts to be withdrawn from the Class B(20[ ]-[ ]) Principal Funding Sub-Account and paid to the Derivative Counterparty, if any].

(b)       [No amounts on deposit in the Class B(20[ ]-[ ]) Principal Funding Sub-Account will be applied to make principal payments [or [describe any payments to be made pursuant to a Derivative Agreement]] in excess of [describe maximum amount].]

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Section 3.05 Payments of Interest and Principal.

(a)       Any installment of interest or principal payable on any Class B(20[ ]-[ ]) Note which is punctually paid or duly provided for by the Issuer and the Indenture Trustee on the applicable Interest Payment Date or Principal Payment Date shall be paid by the Paying Agent to the Person in whose name such Class B(20[ ]-[ ]) Note (or one or more Predecessor Notes) is registered on the Record Date, by wire transfer of immediately available funds to such Person’s account as has been designated by written instructions received by the Paying Agent from such Person not later than the close of business on the third Business Day preceding the date of payment or, if no such account has been so designated, by check mailed first-class, postage prepaid to such Person’s address as it appears on the Note Register on such Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of Cede & Co., payment shall be made by wire transfer in immediately available funds to the account designated by such nominee.

(b)       The right of the Class B(20[ ]-[ ]) Noteholders to receive payments from the Issuer will terminate on the first Business Day following the Class B(20[ ]-[ ]) Termination Date.

[END OF ARTICLE III]

ARTICLE IV
Miscellaneous provisions

Section 4.01 Limitation of Liability.

(a)       It is expressly understood and agreed by the parties hereto that (a) this document is executed and delivered by Citibank, N.A., not individually or personally, but solely as Trustee of the Issuer, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking and agreement by Citibank, N.A. but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Citibank, N.A., individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) Citibank, N.A. has made no investigation as to the accuracy or completeness of any representations and warranties made by the Issuer or any other party in this Agreement, and (e) under no circumstances shall Citibank, N.A. be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this document or any other related documents.

(b)       The Indenture Trustee shall be entitled to the same protections and indemnities under this Terms Document that it is entitled to under the Indenture.

[END OF ARTICLE IV]

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IN WITNESS WHEREOF, the parties hereto have caused this Terms Document to be duly executed, all as of the day and year first above written.

SYNCHRONY CARD ISSUANCE TRUST

By:	CITIBANK, N.A., not in its individual capacity but solely as Trustee on behalf of the Issuer

By:
Name:
Title:

THE BANK OF NEW YORK MELLON,
as Indenture Trustee

By:
Name:
Title:

Synchrony Card Issuance Trust

SynchronySeries Class B(20[ ]-[ ]) Terms Document